Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record Third Quarter 2011 Earnings

MANSFIELD, PENNSYLVANIA— October 24, 2011 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter ended September 30, 2011.

Net income for the nine months ended September 30, 2011 totaled $9,355,000 which compares to $8,570,000 for the same period last year.  This represents an increase of $785,000, or 9.2%.  Earnings per share of $3.21 increased 9.6% from $2.93 per share last year.  Annualized return on equity for the comparable periods was 17.65% and 18.31%, while return on assets was 1.49% and 1.51%, respectively.

For the three months ended September 30, 2011, net income totaled $3,378,000 which compares to $2,897,000 for the third quarter of 2010.  This represents an increase of $481,000, or 16.6%.  Earnings per share of $1.16 increased 17.2% from $.99 per share last year.  Annualized return on equity for the comparable periods was 18.48% and 17.98%, while return on assets was 1.57% and 1.49%, respectively.

Net interest income, before the provision for loan loss, increased from $20,569,000 for the nine months ended September 30, 2010 to $21,219,000 this year, an increase of $650,000, or 3.2%.  On a tax equivalent basis, the net interest margin on interest earning assets declined from 4.23% last year to 3.94% this year.  Most of this decrease is attributable to declining yields on interest earning assets, particularly yields on investment securities.  CEO and President Randall E. Black stated, “Our investment strategy, as this period of low interest rates persists, is to invest primarily in short-term investments.  This strategy will position us to have available liquidity when market conditions and investment opportunities improve, and enable us to manage for both current and longer term returns.  We have however been able to somewhat off-set declining investment yields by decreasing our deposit costs by adding more low cost deposits, and decreasing rates on our certificates of deposit as they re-price during this extended period of low rates”.

As of September 30, 2011, total assets were $859.2 million, which was an increase of $46.7 million or 5.7% from December 31, 2010, and an increase of $69.9 million from September 30, 2010, or 8.9%.  The investment portfolio totaled $303.2 million as of September 30, 2011 which compares to $251.3 million as of December 31, 2010 and $230.5 million as of September 30, 2010.  Net loans have increased $4.7 million through September 30, 2011 to a total of $472.3 million.  Mr. Black further stated, “Loan growth remains modest, particularly due to our continued commitment in maintaining disciplined underwriting standards.  We continue to recognize the opportunities created by the Marcellus Shale natural gas exploration efforts, but pursue these opportunities prudently and cautiously.  We are also aware that economic recovery is moderate at best, which has contributed to overall slow loan demand”.  Deposits have increased $38.8 million or 5.7% since December 31, 2010, and $64.3 million, or 9.8% since September 30, 2010.

The provision for loan losses for the first nine months of 2011 was $525,000 compared with $840,000 for the same period last year. The decrease is attributable to improved credit quality, which continues to compare favorably to peer. Non-performing assets as a percent of loans was 2.22% as of September 30, 2011, which compares to 2.80% as of December. Overall, the present level of non-performing assets is related to a couple larger commercial loans on non-accrual status, of which 60.2% remain current with their payments.

Stockholders’ equity totaled $78.9 million at September 30, 2011, representing an increase of $10.2 million, or 14.8%, from December 31, 2010.  Compared to September 30, 2010, stockholders’ equity has increased $9.2 million, or 13.3%. Book value per share was $25.55 compared with $22.70 as of September 30, 2010, an increase of 12.6%. First Citizens continues to remain well capitalized based upon regulatory guidelines. On October 11, 2011, a cash dividend of $.27 per share was declared and will be paid on October 28, 2011 to shareholders of record as of October 21, 2011. The cash dividend of $.27 per share represents an increase of 3.8% over the October 2010 dividend.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2011	2010	2010
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,761	$ 9,541	$ 11,392
Interest-bearing	24,050	34,454	28,674
Total cash and cash equivalents	34,811	43,995	40,066

Available-for-sale securities	303,239	251,303	230,493

Loans (net of allowance for loan losses: September 30, 2011, $6,323;
December 31, 2010, $5,915; September 30, 2010, $5,588)	472,289	467,602	469,204

Premises and equipment	11,819	12,503	12,944
Accrued interest receivable	3,980	3,455	3,636
Goodwill	10,256	10,256	10,256
Bank owned life insurance	13,542	13,171	13,043
Other assets	9,252	10,241	9,713

TOTAL ASSETS	$ 859,188	$ 812,526	$ 789,355

LIABILITIES:
Deposits:
Noninterest-bearing	$ 80,557	$ 75,589	$ 68,794
Interest-bearing	638,988	605,122	586,446
Total deposits	719,545	680,711	655,240
Borrowed funds	52,845	55,996	56,454
Accrued interest payable	1,539	1,779	1,814
Other liabilities	6,397	5,350	6,225
TOTAL LIABILITIES	780,326	743,836	719,733
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at September 30, 2011, December 31, 2010 and September 30, 2010;
none issued in 2011 or 2010	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2011, December 31, 2010 and September 30, 2010; issued 3,132,866 shares at September 30, 2011; 3,104,434 at
December 31, 2010 and September 30, 2010	3,133	3,104	3,104
Additional paid-in capital	15,320	14,235	14,219
Retained earnings	60,936	54,932	52,968
Accumulated other comprehensive income	4,533	1,054	3,984
Treasury stock, at cost: 224,902 shares at September 30, 2011; 212,067 shares at
December 31, 2010 and 212,737 shares at September 30, 2010	(5,060)	(4,635)	(4,653)
TOTAL STOCKHOLDERS' EQUITY	78,862	68,690	69,622
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 859,188	$ 812,526	$ 789,355

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share data)	2011	2010	2011	2010
INTEREST INCOME:
Interest and fees on loans	$ 7,555	$ 7,782	$ 22,413	$ 23,268
Interest-bearing deposits with banks	22	24	64	55
Investment securities:
Taxable	1,095	1,178	3,443	3,777
Nontaxable	931	772	2,688	2,140
Dividends	10	14	39	27
TOTAL INTEREST INCOME	9,613	9,770	28,647	29,267
INTEREST EXPENSE:
Deposits	1,969	2,313	6,103	7,374
Borrowed funds	437	444	1,325	1,324
TOTAL INTEREST EXPENSE	2,406	2,757	7,428	8,698
NET INTEREST INCOME	7,207	7,013	21,219	20,569
Provision for loan losses	150	300	525	840
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,057	6,713	20,694	19,729
NON-INTEREST INCOME:
Service charges	1,059	919	2,902	2,709
Trust	163	130	466	411
Brokerage and insurance	79	91	297	314
Gains on loans sold	36	44	111	92
Investment securities gains, net	117	-	351	99
Earnings on bank owned life insurance	126	127	371	376
Other	149	134	418	358
TOTAL NON-INTEREST INCOME	1,729	1,445	4,916	4,359
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,527	2,436	7,560	7,293
Occupancy	295	295	1,014	898
Furniture and equipment	115	114	338	331
Professional fees	197	176	526	509
Federal deposit insurance	47	245	547	699
Other	1,218	1,220	3,674	3,440
TOTAL NON-INTEREST EXPENSES	4,399	4,486	13,659	13,170
Income before provision for income taxes	4,387	3,672	11,951	10,918
Provision for income taxes	1,009	775	2,596	2,348
NET INCOME	$ 3,378	$ 2,897	$ 9,355	$ 8,570

Earnings Per Share	$ 1.16	$ 0.99	$ 3.21	$ 2.93
Cash Dividends Paid Per Share	$ 0.265	$ 0.255	$ 0.790	$ 0.760

Weighted average number of shares outstanding	2,917,158	2,920,307	2,916,739	2,924,746

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Performance Ratios and Share Data:
Return on average assets (annualized)	1.57%	1.49%	1.49%	1.51%
Return on average equity (annualized)	18.48%	17.98%	17.65%	18.31%
Net interest margin (tax equivalent)	3.90%	4.17%	3.94%	4.23%
Cash dividends paid per share	$0.265	$0.255	$0.790	$0.760
Earnings per share	$1.16	$0.99	$3.21	$2.93
Weighted average shares outstanding	2,917,158	2,920,307	2,916,739	2,924,746

Balance Sheet Highlights (dollars in thousands):	September 30, 2011	December 31, 2010	September 30, 2010

Assets	$ 859,188	$ 812,526	$ 789,355
Investment securities:
Available for sale	303,239	251,303	230,493
Loans (net of unearned income)	478,612	473,517	474,792
Allowance for loan losses	6,323	5,915	5,588
Deposits	719,545	680,711	655,240
Stockholders' Equity	78,862	68,690	69,622
Non-performing assets	10,635	13,238	14,270
Non-performing assets to total loans	2.22%	2.80%	3.01%
Annualized net charge-offs to total loans	0.03%	0.04%	0.02%
Average Leverage Ratio	8.66%	8.32%	8.37%
Common shares outstanding	2,908,657	2,892,367	2,891,697
Book value per share	$ 25.55	$ 23.38	$ 22.70